MANAGEMENT CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is to be effective as of the 8th day of January 2003 for a term of 1 year by and between Invicta Group Inc., a Nevada corporation (the "Company" having its principal place of business at 9553 Harding Ave., suite 301, Miami, FL, 33154 and Frank Pinizzotto (the "Consultant"), having its principal place of business at 12547 66th St. North, Largo, FL 33773. The parties agree as follows:


1. ENGAGEMENT: Invicta Group Inc. hereby engages Consultant and Consultant hereby agree to render services to the Company as a management consultant, strategic planner and advisor.

2. DUTIES: During the term of this agreement Consultant shall provide advise to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure financial matters in connection with the operation of the business of the Company, expansion of services, stockholder relations, and shall review and advise the Company regarding its overall progress, needs, and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a)     The implementation of short range and long term -strategic planning to
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fully develop and enhance the Company's assets, resources, products and services.

(b) The implementation of a marketing program to assist the Company in broadening the markets for its business and services and remote the image of the Company and its business and services.

(c) Assist the Company in monitoring of services provided by the Company's advertising firm, public relations firm and other professionals to be employed by the Company.

(d) Advise the Company relative to the continued development of a customer relations program and to simulate interest in the Company by the institutional investors and other members of the financial community.

(e) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company.

(f) Advise and recommend to the Company additional services relation to the present business and services provided by the Company as well as new products and services that may be provided by the Company.

(g)     Present to the Company perspective acquisition targets.

3. TERM. The term of this consulting agreement shall be for a twelve (12) month period commencing on the date here of and terminating January 7,2004, unless renewed.

4.     COMPENSATION.  See attachment "A".

5. EXPENSES. Consultant shall be entitled to reimbursement by the Company of such reasonable out of pocket expenses as Consultant may incur in performing services under the Consulting Agreement. Any expense over $100.00 shall be approved in advance with the Company.

6. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, or use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Consultant.

Invicta Group Inc., its agents or assigns hereby agree expressly that they
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directly or indirectly, for itself, or through its representatives, agents, employees, or affiliates will not pursue a transaction with any introduced party acknowledged by the Company as an Agent of Consultant, financing or collateral sources, restructures, registered or non registered stock transaction, or securitized structures, independent of Consultant, unless the Company has a written commitment prior to the introduction.

7. INDEMNIFICATION. Invicta Group Inc., its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs of expenses (including reasonable attorney's fees, collectively the Liabilities) joints and several, arising of the performance of this Consulting Agreement, whether or not Consultant is a party of such dispute. This indemnity shall not apply, however, and Consultant shall indemnity and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligation there under to reimburse Consultant for its expenses.) The provision of this Paragraph 7 shall survive the terminating and expiration of this Consulting Agreement.

8. INDEPENDENT CONTRACTOR. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer, that is an agent of or a joint venture of the Company.




9. NOTICES. Any notice to be given to Invicta Group Inc., and the Consultant under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

If to Invicta Group Inc:     Invicta Group Inc.
                             9553 Harding Ave., suite 301
                             Miami, FL, 33154

If to Consultant:            Frank Pinizzotto
                             12547 66th Street North
                             Largo, FL, 33773

Either party may hereafter notify the other in writing of any change in address. An notice shall be deemed duly give (a) when personally delivered, (b) when telecopied, telexed or transmitted by other form of written electronic transmission, or (c) on the third day after it is mailed by registered mail or certified mail, postage, prepaid, as provided herein.

10. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed b the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing part in any litigation shall be entitled to reasonable attorney's fees.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

Bill Forhan                                       Frank Pinizzotto
Chief Executive Officer                           Consultant
Invicta Group Inc.

Accepted and Agreed to as of               Accepted and Agreed to as of
The 8th day of January 2003                The 8th day of January 2003

    /s/ Bill Forhan                         /s/ Frank Pinizzotto
By ____________________               By _____________________
      Bill Forhan                          Frank Pinizzotto






                                 Attachment "A"

1. All fess to Consultant will be paid on the form of the Company's 144 common stocks. Underlying shares to be registered as soon as Company files SB-2 or any other registration.

The annual fee will be paid in advance with 500,000 shares in above underlying stock.

2.     Stock Options can be exercised at any time, and expire in 3 years.

50,000 Stock options of Invicta Group Inc. stock @ $.50
75,000 Stock options of Invicta Group Inc. stock @ $.75
100,000 Stock options of Invicta Group Inc. stock @ $.100
125,000 Stock options of Invicta Group Inc. stock @ $1.25
150,000 Stock options of Invicta Group Inc. stock @ $1.50
500,000 TOTAL

3. Invicta Group Inc. agrees to pay a consulting fee for any investor, which leads to venture capital for Invicta Group Inc. This shall be paid for in the form of 5% cash and 5% stock for individual investors. The company shall pay 5% stock for venture capital raised from a Broker Dealer.



INVICTA GROUP INC.                CONSULTANT


     /s/ Bill Forhan                /s/ Frank Pinizzoto
By: ________________          By: _______________
      Bill Forhan                     Frank Pinizzoto
      Chairman of the Board           Consultant